EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
ATM Deployer Services LLC	Delaware
ATM National, LLC	Delaware
Cardtronics Holdings, LLC	Delaware
Cardtronics USA, Inc.	Delaware
Cardtronics, Inc.	Delaware
CATM Holdings LLC	Delaware
Columbus Merchant Services, LLC	Delaware
Data Pathing Holdings LLC	Delaware
Moon Inc.	Delaware
NCR Solutions (Middle East) LLLC	Delaware
NCR Atleos Government Systems LLC	Delaware
NCR Atleos Receivables LLC	Delaware
NCR ATM Holding Corporation	Delaware
NCR ATM International LLC	Delaware
NCR Foreign Investco 1, LLC	Delaware
NCR Indonesia LLC	Delaware
NCR Italia Holdings LLC	Delaware
Quantor Holding LLC	Delaware
TIAGN I, Inc.	Delaware
USA Payment Systems, Inc.	Delaware

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
Cardtronics, Inc. (Abu Dhabi Branch)	Abu Dhabi
NCR Argentina S.R.L.	Argentina
Cardtronics ATM Pty Ltd	Australia
Cardtronics Australasia Pty Ltd	Australia
Cardtronics Australia Pty Ltd.	Australia
Cardtronics Holdings Australia Pty Ltd	Australia
Cardtronics Pty Ltd.	Australia
NCR Oesterreich Ges.m.b.H.	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Belgium Co., SNC	Belgium
Global Assurance Limited	Bermuda
NCR Brasil Ltda	Brazil
TIAGN I Brasil Servicos De Tecnologia Ltda	Brazil
Cardtronics Canada Armoured Car Inc.	Canada
Cardtronics Canada ATM Management Partnership	Canada
Cardtronics Canada ATM Processing Partnership	Canada
Cardtronics Canada Holdings Inc.	Canada
Cardtronics Canada Limited Partnership	Canada
Cardtronics Canada Operations Inc.	Canada
Cardtronics Canada, Ltd.	Canada

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
Clip Money, Inc.	Canada
NCR Atleos Canada Receivables GP Corp.	Canada
NCR Atleos Canada Receivables LP	Canada
Perativ Holdings Canada Inc.	Canada
Perativ Inc.	Canada
Perativ Technologies Inc.	Canada
NCR Chile Industrial y Comercial Limitada	Chile
NCR Comercial E Inversiones Limitada	Chile
NCR (Beijing) Financial Equipment System Co., Ltd.	China
NCR (Guangzhou) Technology Co., Ltd.	China
NCR (Macau) Limited	China
NCR (Shanghai) Technology Services Ltd.	China
Retalix Technology (Beijing) Co. Ltd.	China
NCR Colombia Ltda	Colombia
Papeles y Suministros del Cuaca S.A.	Colombia
GHS Medtech Ltd.	Cyprus
NCR (Cyprus) Limited	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR Global Financing Limited	Cyprus

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
NCR Ceska Republika spol. S.r.o.	Czech Republic
NCR Dominicana SRL	Dominican Republic
Cardtronics, Inc. (Dubai)	Dubai
NCR Global Holdings Ltd. (Jebel Ali)	Dubai
NCR ATM EG LLC	Egypt
NCR France, SNC	France
NCR Antilles S.A.R.L.	French W.I.
Cardpoint GmbH	Germany
NCR GmbH	Germany
NCR Ghana Limited	Ghana
Cashzone Greece Single Member P.C.	Greece
NCR (Hellas) Single Member S.A.	Greece
NCR Atleos Guam, Inc.	Guam
TIAGN I Guatemala, Sociedad Anonima	Guatemala
NCR (Hong Kong) Limited	Hong Kong
NCR Magyarorszag Informacio-Technologiai Kft.	Hungary
Cardtronics India LLP	India
Digital Insight India Products Private Limited	India
NCR Corporation India Private Limited	India
PT NCR Indonesia	Indonesia

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
Cardtronics Ireland Limited	Ireland
NCR Global Holdings Limited	Ireland
NCR Global Solutions Limited	Ireland
NCR Italia S.r.l.	Italy
NCR Japan Ltd.	Japan
Cardtronics Inc. Jordan LLC (Jordan)	Jordan
NCR (Kenya) Limited	Kenya
Cardtronics, Inc. (Kuwait Branch)	Kuwait
NCR ATM Lebanon SARL	Lebanon
NCR Payments and Services Malaysia Sdn Bhd	Malaysia
NCR (Malaysia) Sdn Bhd	Malaysia
Cardtronics Mexico, S.A. de C.V.	Mexico
DC Payments Mexico, S.A. de CV.	Mexico
DSM Services S.A. de C.V.	Mexico
NCR Dutch Holdings B.V.	Netherlands
Cardtronics New Zealand (Holdings) Limited	New Zealand
Cardtronics NZ Limited	New Zealand
NCR (Nigeria) PLC	Nigeria
Cardtronics, Inc. (Oman Branch)	Oman
NCR ATM Pakistan (SMC-Private) Limited	Pakistan

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
NCR del Peru SAC	Peru
TIAGN Peru S.A.C.	Peru
NCR Cebu Development Center, Inc.	Philippines
NCR Corporation (Philippines)	Philippines
NCR ATM Polska SPOL z.o.o.	Poland
Cashzone Portugal, Unipessoal, Lda.	Portugal
NCR Iberia Unipessoal, Lda.	Portugal
NCR Qatar LLC	Qatar
NCR ATM d.o.o. Beograd	Serbia
NCR Singapore Pte Ltd.	Singapore
NCR ATM South Africa Pty. Ltd.	South Africa
NCR Atleos SA Holdings (RF) Pty Ltd (South Africa)	South Africa
NCR International (South Africa) (Pty) Ltd.	South Africa
Spark ATM Systems (Pty) Ltd.	South Africa
Cardtronics Spain, Sociedad Limitada	Spain
NCR (Schweiz) GmbH	Switzerland
NCR Systems Taiwan Ltd.	Taiwan
NCR (Thailand) Limited	Thailand
Radiant Systems Co. Ltd.	Thailand

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2025

Name of Subsidiary	Jurisdiction of Incorporation
NCR Bilisim Sistemleri, L.S.	Turkey
NCR Ukraine Limited	Ukraine
Cardtronics Holdings Limited	United Kingdom
Cardtronics Limited	United Kingdom
Cardtronics Management Services Limited	United Kingdom
Cardtronics UK Limited	United Kingdom
CATM Africa Holdings Limited	United Kingdom
CATM Europe Holdings Limited	United Kingdom
I-Design Multimedia Limited	United Kingdom
NCR Financial Solutions Group Limited	United Kingdom
NCR UK Group Financing Limited	United Kingdom
New Wave ATM Installations Limited	United Kingdom
Sunwin Services Group (2010) Limited	United Kingdom
N. Timms & Co. (Private) Ltd	Zimbabwe
NCR Zimbabwe (Private) Ltd	Zimbabwe